UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On March 20, 2006, the Board of Directors (the “Board”) of ALH Holding Inc., the parent of Alliance Laundry Systems LLC (the “Company”), resolved to discontinue the sale of AJAX® finished goods. The Company expects to discontinue the sale of AJAX® finished goods upon the closure of the Company’s Marianna Florida facility, which closure is expected to be completed by the end of the third quarter of this year. In connection with this discontinuance, the Company expects to record a non-cash charge for impairment of approximately $2.6 million in the first quarter ending March 31, 2006, for the reduction in the value of the AJAX® trademark. The Company does not believe that the impairment of the AJAX® trademark will result in any future cash expenditures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: March 22, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Thomas L’Esperance
Date: March 22, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: March 22, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

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